NOTICE OF TERMINATION OF LEASE

May 26, 2020

Via Overnight Courier

Cedar Brook 3 Corporate Center, L.P. 4A Cedar Brook Drive
Cranbury, New Jersey 08512

Re: Notice of Termination of Lease between Cedar Brook 3 Corporate Center, L.P. and Arnicus Therapeutics, Inc. for I Cedar Brook Drive, Cranbury, NJ

Dear Sir or Madam:

Reference is made to that certain Lease Agreement between Cedar Brook 3 Corporate Center, L.P. ("Landlord") and Amicus Therapeutics, Inc. ("Tenant"), dated August 16, 2011 (the "Original Lease"), as amended by that certain First Amendment to Lease, dated September 9, 2015 (the "First Amendment" and together with the Original Lease, the "Lease") for approximately 90,000 square feet of office and laboratory space in the building located at 1 Cedar Brook Drive, Cranbury, New Jersey (the "Premises"). Capitalized terms used herein but not defined shall have the respective meanings ascribed to them in the Lease.

Pursuant to Paragraph 8 of the First Amendment, this letter serves as Tenant's notice to Landlord that Tenant is hereby exercising its right to terminate the Lease, which termination shall be effective March 11, 2021 (the "Termination Date"). The Termination Date is the fifth (5th) anniversary of the term commencement date for Area B under the First Amendment, which is March 11, 2016 (i.e., the date of issuance of the certificate of occupancy for Area B). Further, Tenant shall pay to Landlord the unamortized brokerage commission and construction costs as set forth under Paragraph 7 of the First Amendment (the "Termination Fee") on or prior to the Termination Date. Per Tenant's calculations, the Termination Fee is
$228,329.00. Please provide Landlord's wire instructions for the payment of the Termination Fee.

Tenant will vacate the Premises and surrender full possession and control of the Premises to the Landlord in the condition required under the Lease no later than the Termination Date.

Sincerely,

AMICUS THERAPEUTICS, INC.

By: /s/ Daphne Quimi
Name: Daphne Quimi
Title: Chief Financial Officer

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1 Cedarbrook Drive, Cranbury, NJ 08512 I www.amicusrx.com I 609.662.2000